Press Release November 5, 2020

HollyFrontier Corporation Reports Quarterly Results

•Reported net loss attributable to HollyFrontier stockholders of $(2.4) million, or $(0.01) per diluted share, and adjusted net loss of $(66.9) million, or $(0.41) per diluted share, for the third quarter

•Reported EBITDA of $157.0 million and adjusted EBITDA of $65.6 million for the third quarter

•Raised $750.0 million in a public bond offering in the third quarter to enhance liquidity and fund expansion into renewable diesel production

Dallas, Texas, November 5, 2020 ‑ HollyFrontier Corporation (NYSE:HFC) (“HollyFrontier” or the “Company”) today reported third quarter net loss attributable to HollyFrontier stockholders of $(2.4) million, or $(0.01) per diluted share, for the quarter ended September 30, 2020, compared to net income of $261.8 million, or $1.58 per diluted share, for the quarter ended September 30, 2019.

The third quarter results reflect special items that collectively increased net income by a total of $64.5 million. On a pre-tax basis, these items include HollyFrontier's pro-rata share of a gain recognized upon the settlement of the Company's business interruption claim with its insurance carrier related to a loss at the Woods Cross Refinery totaling $77.1 million and a lower of cost or market inventory valuation adjustment of $62.8 million, partially offset by charges related to the Cheyenne Refinery conversion to renewable diesel production, including last-in, first-out (“LIFO”) inventory liquidation costs of $33.8 million, decommissioning charges of $12.3 million and severance charges totaling $2.4 million. Excluding these items, net loss for the current quarter was $(66.9) million ($(0.41) per diluted share) compared to net income of $278.0 million ($1.68 per diluted share) for the third quarter of 2019, which excludes certain items that collectively decreased net income by $16.2 million.

HollyFrontier’s President & CEO, Michael Jennings, commented, “Despite the difficult operating environment, HollyFrontier delivered solid results in the third quarter, led by resilient financial performances from our lubricants and midstream businesses. In August, we ran the last barrel of crude oil at Cheyenne and began the conversion to renewable diesel production. I would like to thank all of the employees at Cheyenne for safely achieving this milestone. In September, we reinforced our strong liquidity position through the successful $750.0 million bond offering, providing us the necessary capital to fully fund the previously announced renewable diesel projects at our Artesia, New Mexico and Cheyenne, Wyoming facilities.”

The COVID-19 pandemic caused a decline in U.S. and global economic activity starting in the first quarter of 2020. This decrease reduced both volumes and unit margins across the Company's businesses, resulting in lower gross margins and earnings. During the third quarter of 2020, demand for transportation fuels remained challenged while lubricants and specialties saw meaningful improvement in industrial and transportation-related markets and increased global demand for base oils.

The Refining segment reported adjusted EBITDA of $(53.6) million for the third quarter of 2020 compared to $424.6 million for the third quarter of 2019. This decrease was primarily due to continued weak demand for gasoline and diesel coupled with compressed crude differentials. Refinery gross margin for the third quarter of 2020 was $4.93 per produced barrel, a 71% decrease compared to $17.23 for the third quarter of 2019. Crude oil charge averaged 390,580 barrels per day (“BPD”) for the current quarter compared to 476,030 BPD for the third quarter of 2019.

The Lubricants and Specialty Products segment reported EBITDA of $60.6 million for the third quarter of 2020 compared to $38.0 million in the third quarter of 2019. This increase was driven by the strong recovery in global demand for finished lubricants and base oils, resulting in higher sales volumes and margins during the quarter.

Holly Energy Partners, L.P. (“HEP”) reported EBITDA of $55.3 million for the third quarter of 2020 compared to $123.1 million in the third quarter of 2019. Reported EBITDA for the third quarter of 2020 included a $35.7 million goodwill impairment charge, and reported EBITDA for the third quarter of 2019 included a $35.2 million gain on sales-type leases, both of which eliminated on the Company's consolidation.

For the third quarter of 2020, net cash provided by operations totaled $81.7 million. During the period, HollyFrontier declared and paid a dividend of $0.35 per share to shareholders totaling $57.2 million. At September 30, 2020, the Company's cash and cash equivalents totaled $1,524.9 million, a $622.4 million increase over cash and cash equivalents of $902.5 million at June 30, 2020. Additionally, the Company's consolidated debt was $3,176.3 million. The Company’s debt, exclusive of HEP debt, which is nonrecourse to HollyFrontier, was $1,736.5 million at September 30, 2020.

The Company has scheduled a webcast conference call for today, November 5, 2020, at 8:30 AM Eastern Time to discuss third quarter financial results. This webcast may be accessed at: https://event.on24.com/wcc/r/2628168/9BE4DA1E13C98135F6352CD76762D475. An audio archive of this webcast will be available using the above noted link through November 19, 2020.

HollyFrontier Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel, jet fuel and other specialty products. HollyFrontier owns and operates refineries located in Kansas, Oklahoma, New Mexico and Utah and markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. In addition, HollyFrontier produces base oils and other specialized lubricants in the U.S., Canada and the Netherlands, and exports products to more than 80 countries. HollyFrontier also owns a 57% limited partner interest and a non-economic general partner interest in Holly Energy Partners, L.P., a master limited partnership that provides petroleum product and crude oil transportation, terminalling, storage and throughput services to the petroleum industry, including HollyFrontier Corporation subsidiaries.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, the extraordinary market environment and effects of the COVID-19 pandemic, including the continuation of a material decline in demand for refined petroleum products in markets the Company serves; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products or lubricant and specialty products in the Company’s markets; the spread between market prices for refined products and market prices for crude oil; the possibility of constraints on the transportation of refined products or lubricant and specialty products; the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, whether due to infection in the workforce or in response to reductions in demand; effects of governmental and environmental regulations and policies, including the effects of current restrictions on various commercial and economic activities in response to the COVID-19 pandemic; the availability and cost of financing to the Company; the effectiveness of the Company’s capital investments and marketing strategies; the Company’s efficiency in carrying out and consummating construction projects, including the Company's ability to complete announced capital projects, such as the conversion of the Cheyenne Refinery to a renewable diesel facility and the construction of the Artesia renewable diesel unit and pretreatment unit, on time and within budget; the Company's ability to timely obtain or maintain permits, including those necessary for operations or capital projects; the ability of the

Company to acquire refined or lubricant product operations or pipeline and terminal operations on acceptable terms and to integrate any existing or future acquired operations; the possibility of terrorist or cyberattacks and the consequences of any such attacks; general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States; further deterioration in gross margins or a prolonged economic slowdown due to COVID-19 could result in an impairment of goodwill and / or additional long-lived asset impairments; and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

Financial Data (all information in this release is unaudited)

	Three Months Ended September 30,		Change from 2019
	2020	2019	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$2,819,400	$4,424,828	$(1,605,428)	(36)%
Operating costs and expenses:
Cost of products sold:
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	2,377,238	3,403,767	(1,026,529)	(30)
Lower of cost or market inventory valuation adjustment	(62,849)	34,062	(96,911)	(285)
	2,314,389	3,437,829	(1,123,440)	(33)
Operating expenses	332,496	345,578	(13,082)	(4)
Selling, general and administrative expenses	74,453	87,626	(13,173)	(15)
Depreciation and amortization	125,280	127,016	(1,736)	(1)
Total operating costs and expenses	2,846,618	3,998,049	(1,151,431)	(29)
Income (loss) from operations	(27,218)	426,779	(453,997)	(106)

Other income (expense):
Earnings of equity method investments	1,316	1,334	(18)	(1)
Interest income	1,011	6,164	(5,153)	(84)
Interest expense	(30,589)	(36,027)	5,438	(15)
Gain on business interruption insurance settlement	81,000	—	81,000	—
Gain on foreign currency transactions	1,030	395	635	161
Other, net	1,368	2,356	(988)	(42)
	55,136	(25,778)	80,914	(314)
Income before income taxes	27,918	401,001	(373,083)	(93)
Income tax expense	4,573	103,021	(98,448)	(96)
Net income	23,345	297,980	(274,635)	(92)
Less net income attributable to noncontrolling interest	25,746	36,167	(10,421)	(29)
Net income (loss) attributable to HollyFrontier stockholders	$(2,401)	$261,813	$(264,214)	(101)%

Earnings (loss) per share attributable to HollyFrontier stockholders:
Basic	$(0.01)	$1.60	$(1.61)	(101)%
Diluted	$(0.01)	$1.58	$(1.59)	(101)%
Cash dividends declared per common share	$0.35	$0.33	$0.02	6%
Average number of common shares outstanding:
Basic	162,015	163,676	(1,661)	(1)%
Diluted	162,015	165,011	(2,996)	(2)%

EBITDA	$157,030	$521,713	$(364,683)	(70)%
Adjusted EBITDA	$65,638	$523,082	$(457,444)	(87)%

	Nine Months Ended September 30,		Change from 2019
	2020	2019	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$8,282,875	$13,104,690	$(4,821,815)	(37)%
Operating costs and expenses:
Cost of products sold:
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	6,647,960	10,307,856	(3,659,896)	(36)
Lower of cost or market inventory valuation adjustment	227,711	(150,483)	378,194	(251)
	6,875,671	10,157,373	(3,281,702)	(32)
Operating expenses	964,200	1,010,422	(46,222)	(5)
Selling, general and administrative expenses	237,559	260,977	(23,418)	(9)
Depreciation and amortization	396,033	375,345	20,688	6
Long-lived asset and goodwill impairments	436,908	152,712	284,196	186
Total operating costs and expenses	8,910,371	11,956,829	(3,046,458)	(25)
Income (loss) from operations	(627,496)	1,147,861	(1,775,357)	(155)

Other income (expense):
Earnings of equity method investments	5,186	5,217	(31)	(1)
Interest income	6,590	17,127	(10,537)	(62)
Interest expense	(85,923)	(106,938)	21,015	(20)
Gain on business interruption insurance settlement	81,000	—	81,000	—
Gain on sales-type leases	33,834	—	33,834	—
Loss on early extinguishment of debt	(25,915)	—	(25,915)	—
Gain (loss) on foreign currency transactions	(918)	4,873	(5,791)	(119)
Other, net	4,790	3,005	1,785	59
	18,644	(76,716)	95,360	(124)
Income (loss) before income taxes	(608,852)	1,071,145	(1,679,997)	(157)
Income tax expense (benefit)	(188,504)	279,862	(468,366)	(167)
Net income (loss)	(420,348)	791,283	(1,211,631)	(153)
Less net income attributable to noncontrolling interest	63,353	79,500	(16,147)	(20)
Net income (loss) attributable to HollyFrontier stockholders	$(483,701)	$711,783	$(1,195,484)	(168)%

Earnings (loss) per share attributable to HollyFrontier stockholders:
Basic	$(2.99)	$4.23	$(7.22)	(171)%
Diluted	$(2.99)	$4.20	$(7.19)	(171)%
Cash dividends declared per common share	$1.05	$0.99	$0.06	6%
Average number of common shares outstanding:
Basic	161,927	167,935	(6,008)	(4)%
Diluted	161,927	169,125	(7,198)	(4)%

EBITDA	$(196,839)	$1,456,801	$(1,653,640)	(114)%
Adjusted EBITDA	$434,118	$1,451,864	$(1,017,746)	(70)%

Balance Sheet Data

	September 30,	December 31,
	2020	2019
	(In thousands)
Cash and cash equivalents	$1,524,888	$885,162
Working capital	$2,081,978	$1,620,261
Total assets	$11,579,741	$12,164,841
Long-term debt	$3,176,349	$2,455,640
Total equity	$5,876,569	$6,509,426

Segment Information

Our operations are organized into three reportable segments, Refining, Lubricants and Specialty Products and HEP. Our operations that are not included in the Refining, Lubricants and Specialty Products and HEP segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Eliminations. Corporate and Other and Eliminations are aggregated and presented under the Corporate, Other and Eliminations column.

The Refining segment includes the operations of our El Dorado, Tulsa, Navajo, Cheyenne and Woods Cross refineries and HollyFrontier Asphalt Company LLC (“HFC Asphalt”) (aggregated as a reportable segment). Refining activities involve the purchase and refining of crude oil and wholesale and branded marketing of refined products, such as gasoline, diesel fuel and jet fuel. These petroleum products are primarily marketed in the Mid-Continent, Southwest and Rocky Mountain regions of the United States. HFC Asphalt operates various terminals in Arizona, New Mexico and Oklahoma.

The Lubricants and Specialty Products segment involves Petro-Canada Lubricants Inc.’s (“PCLI”) production operations, located in Mississauga, Ontario, that include lubricant products such as base oils, white oils, specialty products and finished lubricants and the operations of our Petro-Canada Lubricants business that includes the marketing of products to both retail and wholesale outlets through a global sales network with locations in Canada, the United States, Europe and China. Additionally, the Lubricants and Specialty Products segment includes specialty lubricant products produced at our Tulsa refineries that are marketed throughout North America and are distributed in Central and South America, the operations of Red Giant Oil, one of the largest suppliers of locomotive engine oil in North America and the operations of Sonneborn, a producer of specialty hydrocarbon chemicals such as white oils, petrolatums and waxes with manufacturing facilities in the United States and Europe.

The HEP segment involves all of the operations of HEP, a consolidated variable interest entity, which owns and operates logistics assets consisting of petroleum product and crude oil pipelines, terminals, tankage, loading rack facilities and refinery processing units in the Mid-Continent, Southwest and Rocky Mountain regions of the United States. The HEP segment also includes a 75% interest in UNEV Pipeline, LLC (an HEP consolidated subsidiary), and a 50% ownership interest in each of Osage Pipeline Company, LLC, Cheyenne Pipeline LLC and Cushing Connect Pipeline & Terminal LLC. Revenues from the HEP segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations. Due to certain basis differences, our reported amounts for the HEP segment may not agree to amounts reported in HEP's periodic public filings.

	Refining	Lubricants and Specialty Products	HEP	Corporate, Other and Eliminations	Consolidated Total
	(In thousands)
Three Months Ended September 30, 2020
Sales and other revenues:
Revenues from external customers	$2,339,782	$452,878	$26,740	$—	$2,819,400
Intersegment revenues	56,331	2,164	100,991	(159,486)	—
	$2,396,113	$455,042	$127,731	$(159,486)	$2,819,400
Cost of products sold (exclusive of lower of cost or market inventory)	$2,211,342	$302,703	$—	$(136,807)	$2,377,238
Lower of cost or market inventory valuation adjustment	$(62,849)	$—	$—	$—	$(62,849)
Operating expenses	$256,079	$54,488	$40,003	$(18,074)	$332,496
Selling, general and administrative expenses	$30,866	$36,773	$2,332	$4,482	$74,453
Depreciation and amortization	$79,146	$17,432	$24,109	$4,593	$125,280
Income (loss) from operations	$(118,471)	$43,646	$61,287	$(13,680)	$(27,218)
Income (loss) before interest and income taxes	$(118,471)	$43,120	$70,067	$62,780	$57,496
Net income attributable to noncontrolling interest	$—	$—	$2,293	$23,453	$25,746
Earnings of equity method investments	$—	$—	$1,316	$—	$1,316
Capital expenditures	$41,740	$6,995	$7,902	$26,635	$83,272

Three Months Ended September 30, 2019
Sales and other revenues:
Revenues from external customers	$3,865,399	$529,561	$29,868	$—	$4,424,828
Intersegment revenues	81,571	8,157	106,027	(195,755)	—
	$3,946,970	$537,718	$135,895	$(195,755)	$4,424,828
Cost of products sold (exclusive of lower of cost or market inventory)	$3,177,167	$397,926	$—	$(171,326)	$3,403,767
Lower of cost or market inventory valuation adjustment	$34,062	$—	$—	$—	$34,062
Operating expenses	$276,869	$57,974	$44,924	$(34,189)	$345,578
Selling, general and administrative expenses	$31,707	$43,875	$2,714	$9,330	$87,626
Depreciation and amortization	$76,765	$22,700	$24,121	$3,430	$127,016
Income (loss) from operations	$350,400	$15,243	$64,136	$(3,000)	$426,779
Income (loss) before interest and income taxes	$350,400	$15,325	$100,778	$(35,639)	$430,864
Net income attributable to noncontrolling interest	$—	$—	$1,004	$35,163	$36,167
Earnings of equity method investments	$—	$—	$1,334	$—	$1,334
Capital expenditures	$53,506	$8,697	$6,076	$6,310	$74,589

	Refining	Lubricants and Specialty Products	HEP	Corporate, Other and Eliminations	Consolidated Total
	(In thousands)
Nine Months Ended September 30, 2020
Sales and other revenues:
Revenues from external customers	$6,880,444	$1,330,021	$72,410	$—	$8,282,875
Intersegment revenues	178,039	8,911	297,982	(484,932)	—
	$7,058,483	$1,338,932	$370,392	$(484,932)	$8,282,875
Cost of products sold (exclusive of lower of cost or market inventory)	$6,113,530	$952,430	$—	$(418,000)	$6,647,960
Lower of cost or market inventory valuation adjustment	$227,711	$—	$—	$—	$227,711
Operating expenses	$754,612	$156,459	$109,721	$(56,592)	$964,200
Selling, general and administrative expenses	$94,677	$121,654	$7,569	$13,659	$237,559
Depreciation and amortization	$251,019	$59,260	$72,095	$13,659	$396,033
Long-lived asset impairment	$215,242	$204,708	$16,958	$—	$436,908
Income (loss) from operations	$(598,308)	$(155,579)	$164,049	$(37,658)	$(627,496)
Income (loss) before interest and income taxes	$(598,308)	$(155,847)	$185,593	$39,043	$(529,519)
Net income attributable to noncontrolling interest	$—	$—	$4,158	$59,195	$63,353
Earnings of equity method investments	$—	$—	$5,186	$—	$5,186
Capital expenditures	$106,856	$20,387	$38,642	$47,123	$213,008

Nine Months Ended September 30, 2019
Sales and other revenues:
Revenues from external customers	$11,446,841	$1,568,241	$89,388	$220	$13,104,690
Intersegment revenues	244,799	8,157	311,755	(564,711)	—
	$11,691,640	$1,576,398	$401,143	$(564,491)	$13,104,690
Cost of products sold (exclusive of lower of cost or market inventory)	$9,598,539	$1,202,296	$—	$(492,979)	$10,307,856
Lower of cost or market inventory valuation adjustment	$(150,483)	$—	$—	$—	$(150,483)
Operating expenses	$794,081	$170,655	$123,045	$(77,359)	$1,010,422
Selling, general and administrative expenses	$88,322	$125,681	$7,322	$39,652	$260,977
Depreciation and amortization	$227,405	$65,891	$72,192	$9,857	$375,345
Goodwill impairment	$—	$152,712	$—	$—	$152,712
Income (loss) from operations	$1,133,776	$(140,837)	$198,584	$(43,662)	$1,147,861
Income (loss) before interest and income taxes	$1,133,776	$(140,518)	$238,910	$(71,212)	$1,160,956
Net income attributable to noncontrolling interest	$—	$—	$3,524	$75,976	$79,500
Earnings of equity method investments	$—	$—	$5,217	$—	$5,217
Capital expenditures	$129,167	$25,887	$23,828	$16,175	$195,057

	Refining	Lubricants and Specialty Products	HEP	Corporate, Other and Eliminations	Consolidated Total
	(In thousands)
September 30, 2020
Cash and cash equivalents	$6,085	$211,646	$18,091	$1,289,066	$1,524,888
Total assets	$6,197,301	$1,933,482	$2,193,770	$1,255,188	$11,579,741
Long-term debt	$—	$—	$1,439,874	$1,736,475	$3,176,349

December 31, 2019
Cash and cash equivalents	$9,755	$169,277	$13,287	$692,843	$885,162
Total assets	$7,189,094	$2,223,418	$2,205,437	$546,892	$12,164,841
Long-term debt	$—	$—	$1,462,031	$993,609	$2,455,640

Refining Segment Operating Data

The following tables set forth information, including non-GAAP (Generally Accepted Accounting Principles) performance measures about our refinery operations. Refinery gross and net operating margins do not include the non-cash effects of long-lived asset impairment charges, lower of cost or market inventory valuation adjustments and depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Mid-Continent Region (El Dorado and Tulsa Refineries)
Crude charge (BPD) (1)	244,200	294,380	234,550	257,590
Refinery throughput (BPD) (2)	257,280	307,720	249,430	272,440
Sales of produced refined products (BPD) (3)	243,830	290,930	239,800	260,780
Refinery utilization (4)	93.9%	113.2%	90.2%	99.1%

Average per produced barrel (5)
Refinery gross margin	$3.21	$14.61	$6.41	$14.55
Refinery operating expenses (6)	5.47	5.05	5.47	5.48
Net operating margin	$(2.26)	$9.56	$0.94	$9.07

Refinery operating expenses per throughput barrel (7)	$5.19	$4.77	$5.26	$5.25

Feedstocks:
Sweet crude oil	62%	59%	58%	56%
Sour crude oil	18%	21%	19%	23%
Heavy sour crude oil	15%	16%	17%	16%
Other feedstocks and blends	5%	4%	6%	5%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	53%	49%	52%	51%
Diesel fuels	35%	34%	34%	32%
Jet fuels	3%	6%	4%	7%
Fuel oil	1%	1%	1%	1%
Asphalt	2%	4%	3%	3%
Base oils	4%	4%	4%	4%
LPG and other	2%	2%	2%	2%
Total	100%	100%	100%	100%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Southwest Region (Navajo Refinery) (8)
Crude charge (BPD) (1)	96,660	106,860	94,320	107,330
Refinery throughput (BPD) (2)	106,780	117,250	104,570	117,660
Sales of produced refined products (BPD) (3)	106,350	116,890	107,270	120,760
Refinery utilization (4)	96.7%	106.9%	94.3%	107.3%

Average per produced barrel (5)
Refinery gross margin	$9.70	$18.61	$11.16	$19.35
Refinery operating expenses (6)	5.07	5.25	5.17	4.90
Net operating margin	$4.63	$13.36	$5.99	$14.45

Refinery operating expenses per throughput barrel (7)	$5.05	$5.23	$5.31	$5.03

Feedstocks:
Sweet crude oil	25%	22%	24%	21%
Sour crude oil	66%	69%	66%	70%
Other feedstocks and blends	9%	9%	10%	9%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	55%	50%	54%	51%
Diesel fuels	34%	40%	36%	39%
Fuel oil	2%	3%	2%	3%
Asphalt	8%	5%	6%	5%
LPG and other	1%	2%	2%	2%
Total	100%	100%	100%	100%

Rocky Mountain Region (Cheyenne and Woods Cross Refineries) (8)
Crude charge (BPD) (1)	49,720	74,790	63,300	78,530
Refinery throughput (BPD) (2)	57,040	81,830	69,370	85,300
Sales of produced refined products (BPD) (3)	57,110	77,680	67,070	77,890
Refinery utilization (4)	51.3%	77.1%	65.3%	81.0%

Average per produced barrel (5)
Refinery gross margin	$3.39	$24.97	$10.63	$19.73
Refinery operating expenses (6)	15.94	11.95	13.25	11.39
Net operating margin	$(12.55)	$13.02	$(2.62)	$8.34

Refinery operating expenses per throughput barrel (7)	$15.96	$11.34	$12.81	$10.40

Feedstocks:
Sweet crude oil	38%	38%	36%	36%
Heavy sour crude oil	19%	30%	33%	33%
Black wax crude oil	30%	23%	22%	23%
Other feedstocks and blends	13%	9%	9%	8%
Total	100%	100%	100%	100%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Rocky Mountain Region (Cheyenne and Woods Cross Refineries) (8)
Sales of produced refined products:
Gasolines	57%	54%	56%	53%
Diesel fuels	31%	32%	33%	34%
Fuel oil	3%	4%	3%	4%
Asphalt	5%	5%	5%	5%
LPG and other	4%	5%	3%	4%
Total	100%	100%	100%	100%

Consolidated
Crude charge (BPD) (1)	390,580	476,030	392,170	443,450
Refinery throughput (BPD) (2)	421,100	506,800	423,370	475,400
Sales of produced refined products (BPD) (3)	407,280	485,500	414,140	459,440
Refinery utilization (4)	85.5%	104.2%	85.8%	97.0%

Average per produced barrel (5)
Refinery gross margin	$4.93	$17.23	$8.33	$16.69
Refinery operating expenses (6)	6.83	6.20	6.65	6.33
Net operating margin	$(1.90)	$11.03	$1.68	$10.36

Refinery operating expenses per throughput barrel (7)	$6.61	$5.94	$6.50	$6.12

Feedstocks:
Sweet crude oil	50%	47%	46%	44%
Sour crude oil	27%	29%	27%	30%
Heavy sour crude oil	12%	14%	16%	15%
Black wax crude oil	4%	4%	4%	4%
Other feedstocks and blends	7%	6%	7%	7%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	54%	50%	54%	51%
Diesel fuels	34%	35%	34%	35%
Jet fuels	2%	4%	2%	4%
Fuel oil	1%	2%	1%	2%
Asphalt	4%	4%	4%	4%
Base oils	3%	2%	2%	2%
LPG and other	2%	3%	3%	2%
Total	100%	100%	100%	100%

(1)Crude charge represents the barrels per day of crude oil processed at our refineries.
(2)Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at our refineries.
(3)Represents barrels sold of refined products produced at our refineries (including HFC Asphalt) and does not include volumes of refined products purchased for resale or volumes of excess crude oil sold.
(4)Represents crude charge divided by total crude capacity (“BPSD”). Our consolidated crude capacity is 457,000 BPSD.
(5)Represents average amount per produced barrel sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(6)Represents total refining segment operating expenses, exclusive of depreciation and amortization, divided by sales volumes of refined products produced at our refineries.
(7) Represents total refining segment operating expenses, exclusive of depreciation and amortization, divided by refinery throughput.
(8) As previously disclosed, our Cheyenne Refinery ceased petroleum refining operations in the third quarter of 2020. Beginning with the fourth quarter of 2020, activities associated with the conversion of our Cheyenne Refinery to renewable diesel production will be reported in the Corporate and Other segment, and the disaggregation of our refining geographic operating data will be presented in two regions, Mid-Continent and West, to best reflect the economic drivers of our refining operations. The Mid-Continent region will continue to be comprised of our El Dorado and Tulsa Refineries, and the new West region will be comprised of our Navajo and Woods Cross Refineries.

Lubricants and Specialty Products Segment Operating Data

We acquired our Sonneborn business on February 1, 2019. For the nine months ended September 30, 2019 our lubricants and specialty product operating results reflect the operations of our Sonneborn business for the period February 1, 2019 through September 30, 2019.

The following table sets forth information about our lubricants and specialty products operations.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Lubricants and Specialty Products
Throughput (BPD)	19,020	23,190	19,050	19,920
Sales of produced products (BPD)	33,560	36,160	32,460	34,740

Sales of produced products:
Finished products	50%	50%	51%	50%
Base oils	27%	24%	24%	27%
Other	23%	26%	25%	23%
Total	100%	100%	100%	100%

Our Lubricants and Specialty Products segment includes base oil production activities, by-product sales to third parties and intra-segment base oil sales to rack forward, referred to as “Rack Back.” “Rack Forward” includes the purchase of base oils and the blending, packaging, marketing and distribution and sales of finished lubricants and specialty products to third parties. Supplemental financial data attributable to our Lubricants and Specialty Products segment is presented below:

	Rack Back (1)	Rack Forward (2)	Eliminations (3)	Total Lubricants and Specialty Products
	(In thousands)
Three months ended September 30, 2020
Sales and other revenues	$110,952	$423,418	$(79,328)	$455,042
Cost of products sold	$98,033	$283,998	$(79,328)	$302,703
Operating expenses	$25,400	$29,088	$—	$54,488
Selling, general and administrative expenses	$5,616	$31,157	$—	$36,773
Depreciation and amortization	$5,419	$12,013	$—	$17,432
Income (loss) from operations	$(23,516)	$67,162	$—	$43,646
Income (loss) before interest and income taxes	$(23,516)	$66,636	$—	$43,120
EBITDA	$(18,097)	$78,649	$—	$60,552

Three months ended September 30, 2019
Sales and other revenues	$196,355	$477,261	$(135,898)	$537,718
Cost of products sold	$175,976	$357,848	$(135,898)	$397,926
Operating expenses	$27,825	$30,149	$—	$57,974
Selling, general and administrative expenses	$5,862	$38,013	$—	$43,875
Depreciation and amortization	$11,390	$11,310	$—	$22,700
Income (loss) from operations	$(24,698)	$39,941	$—	$15,243
Income (loss) before interest and income taxes	$(24,698)	$40,023	$—	$15,325
EBITDA	$(13,308)	$51,333	$—	$38,025

	Rack Back (1)	Rack Forward (2)	Eliminations (3)	Total Lubricants and Specialty Products
	(In thousands)
Nine months ended September 30, 2020
Sales and other revenues	$361,638	$1,241,402	$(264,108)	$1,338,932
Cost of products sold	$345,843	$870,695	$(264,108)	$952,430
Operating expenses	$69,703	$86,756	$—	$156,459
Selling, general and administrative expenses	$16,596	$105,058	$—	$121,654
Depreciation and amortization	$22,163	$37,097	$—	$59,260
Long-lived asset impairment	$167,017	$37,691	$—	$204,708
Income (loss) from operations	$(259,684)	$104,105	$—	$(155,579)
Income (loss) before interest and income taxes	$(259,684)	$103,837	$—	$(155,847)
EBITDA	$(237,521)	$140,934	$—	$(96,587)

Nine months ended September 30, 2019
Sales and other revenues	$486,035	$1,428,786	$(338,423)	$1,576,398
Cost of products sold	$453,519	$1,087,200	$(338,423)	$1,202,296
Operating expenses	$87,970	$82,685	$—	$170,655
Selling, general and administrative expenses	$25,707	$99,974	$—	$125,681
Depreciation and amortization	$32,991	$32,900	$—	$65,891
Goodwill impairment	$152,712	$—	$—	$152,712
Income (loss) from operations	$(266,864)	$126,027	$—	$(140,837)
Income (loss) before interest and income taxes	$(266,864)	$126,346	$—	$(140,518)
EBITDA	$(233,873)	$159,246	$—	$(74,627)

(1)Rack Back consists of the PCLI base oil production activities, by-product sales to third parties and intra-segment base oil sales to rack forward.
(2)Rack Forward activities include the purchase of base oils from Rack Back and the blending, packaging, marketing and distribution and sales of finished lubricants and specialty products to third parties.
(3)Intra-segment sales of Rack Back produced base oils to rack forward are eliminated under the “Eliminations” column.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA excluding special items (“Adjusted EBITDA”) to amounts reported under generally accepted accounting principles (“GAAP”) in financial statements.

Earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, is calculated as net income (loss) attributable to HollyFrontier stockholders plus (i) interest expense, net of interest income, (ii) income tax expense, and (iii) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA plus or minus (i) lower of cost or market inventory valuation adjustments, (ii) HollyFrontier's pro-rata share of gain on business interruption insurance settlement, (iii) long-lived asset impairment, inclusive of pro-rata share of impairment in HEP segment, (iv) goodwill impairment, (v) HollyFrontier's pro-rata share of HEP's gain on sales-type leases, (vi) HollyFrontier's pro-rata share of HEP's loss on early extinguishment of debt, (vii) severance costs, (viii) restructuring charges, (ix) Cheyenne Refinery LIFO inventory liquidation costs, (x) decommissioning costs, (xi) acquisition integration and regulatory costs, (xii) incremental cost of products sold attributable to our Sonneborn inventory value step-up and (xiii) RINs cost reductions.

EBITDA and Adjusted EBITDA are not calculations provided for under accounting principles generally accepted in the United States; however, the amounts included in these calculations are derived from amounts included in our consolidated financial statements. EBITDA and Adjusted EBITDA should not be considered as alternatives to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures of other companies. These are presented here because they are widely used financial indicators used by investors and analysts to measure performance. EBITDA and Adjusted EBITDA are also used by our management for internal analysis and as a basis for financial covenants.

Set forth below is our calculation of EBITDA and adjusted EBITDA.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(In thousands)
Net income (loss) attributable to HollyFrontier stockholders	$(2,401)	$261,813	$(483,701)	$711,783
Add interest expense	30,589	36,027	85,923	106,938
Subtract interest income	(1,011)	(6,164)	(6,590)	(17,127)
Add (subtract) income tax expense (benefit)	4,573	103,021	(188,504)	279,862
Add depreciation and amortization	125,280	127,016	396,033	375,345
EBITDA	$157,030	$521,713	$(196,839)	$1,456,801
Add (subtract) lower of cost or market inventory valuation adjustment	(62,849)	34,062	227,711	(150,483)
Subtract HollyFrontier's pro-rata share of gain on business interruption insurance settlement	(77,143)	—	(77,143)	—
Add long-lived asset impairment, inclusive of pro-rata share of impairment in HEP segment	—	—	429,540	—
Add goodwill impairment	—	—	—	152,712
Subtract HollyFrontier's pro-rata share of HEP's gain on sales-type leases	—	—	(19,134)	—
Add HollyFrontier's pro-rata share of HEP's loss on early extinguishment of debt	—	—	14,656	—
Add severance costs	2,429	—	3,546	—
Add restructuring charges	—	—	3,679	—
Add Cheyenne Refinery LIFO inventory liquidation costs	33,814	—	33,814	—
Add decommissioning costs	12,309	—	12,309	—
Add acquisition integration and regulatory costs	48	3,887	1,979	20,076
Add incremental cost of products sold attributable to Sonneborn inventory value step-up	—	—	—	9,338
Subtract RINs cost reduction	—	(36,580)	—	(36,580)
Adjusted EBITDA	$65,638	$523,082	$434,118	$1,451,864

EBITDA and Adjusted EBITDA attributable to our Refining segment is presented below:

	Three Months Ended September 30,		Nine Months Ended September 30,
Refining Segment	2020	2019	2020	2019
	(In thousands)
Income (loss) from operations (1)	$(118,471)	$350,400	$(598,308)	$1,133,776
Add depreciation and amortization	79,146	76,765	251,019	227,405
EBITDA	(39,325)	427,165	(347,289)	1,361,181
Add (subtract) lower of cost or market inventory valuation adjustment	(62,849)	34,062	227,711	(150,483)
Subtract RINs cost reduction	—	(36,580)	—	(36,580)
Add long-lived asset impairment	—	—	215,242	—
Add severance costs	2,429	—	3,546	—
Add restructuring charges	—	—	2,009	—
Add Cheyenne Refinery LIFO inventory liquidation costs	33,814	—	33,814	—
Add decommissioning costs	12,309	—	12,309	—
Adjusted EBITDA	$(53,622)	$424,647	$147,342	$1,174,118

(1) Income from operations of our Refining segment represents income plus (i) interest expense, net of interest income and (ii) income tax provision.

EBITDA and Adjusted EBITDA attributable to our Lubricants and Specialty Products segment is set forth below.

Lubricants and Specialty Products Segment	Rack Back	Rack Forward	Total Lubricants and Specialty Products
	(In thousands)
Three months ended September 30, 2020
Income (loss) before interest and income taxes (1)	$(23,516)	$66,636	$43,120
Add depreciation and amortization	5,419	12,013	17,432
EBITDA	(18,097)	78,649	60,552

Three months ended September 30, 2019
Income (loss) before interest and income taxes (1)	$(24,698)	$40,023	$15,325
Add depreciation and amortization	11,390	11,310	22,700
EBITDA	$(13,308)	$51,333	$38,025

Nine months ended September 30, 2020
Income (loss) before interest and income taxes (1)	$(259,684)	$103,837	$(155,847)
Add depreciation and amortization	22,163	37,097	59,260
EBITDA	$(237,521)	$140,934	$(96,587)
Add long-lived asset impairment	167,017	37,691	204,708
Adjusted EBITDA	$(70,504)	$178,625	$108,121

Nine months ended September 30, 2019
Income (loss) before interest and income taxes (1)	$(266,864)	$126,346	$(140,518)
Add depreciation and amortization	32,991	32,900	65,891
EBITDA	(233,873)	159,246	(74,627)
Add goodwill impairment	152,712	—	152,712
Add incremental cost of products sold attributable to Sonneborn inventory value step-up	—	9,338	9,338
Adjusted EBITDA	$(81,161)	$168,584	$87,423

(1) Income (loss) before interest and income taxes of our Lubricants and Specialty Products segment represents income (loss) plus (i) interest expense, net of interest income and (ii) income tax provision.

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis. Refinery gross margin per produced barrel sold is total refining segment revenues less total refining segment cost of products sold, exclusive of lower of cost or market inventory valuation adjustments, divided by sales volumes of produced refined products sold. Net operating margin per barrel sold is the difference between refinery gross margin and refinery operating expenses per produced barrel sold. These two margins do not include the non-cash effects of long-lived asset impairment charges, lower of cost or market inventory valuation adjustments or depreciation and amortization. Each of these component performance measures can be reconciled directly to our consolidated statements of income. Other companies in our industry may not calculate these performance measures in the same manner.

Below are reconciliations to our consolidated statements of income for refinery net operating and gross margin and operating expenses, in each case averaged per produced barrel sold. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of average refining segment net operating margin per produced barrel sold to refinery gross margin to total sales and other revenues

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(Dollars in thousands, except per barrel amounts)
Consolidated
Net operating margin per produced barrel sold	$(1.90)	$11.03	$1.68	$10.36
Add average refinery operating expenses per produced barrel sold	6.83	6.20	6.65	6.33
Refinery gross margin per produced barrel sold	$4.93	$17.23	$8.33	$16.69
Times produced barrels sold (BPD)	407,280	485,500	414,140	459,440
Times number of days in period	92	92	274	273
Refining segment gross margin	$184,726	$769,595	$945,241	$2,093,379
Add (subtract) rounding	45	208	(288)	(278)
Total refining segment gross margin	184,771	769,803	944,953	2,093,101
Add refining segment cost of products sold	2,211,342	3,177,167	6,113,530	9,598,539
Refining segment sales and other revenues	2,396,113	3,946,970	7,058,483	11,691,640
Add lubricants and specialty products segment sales and other revenues	455,042	537,718	1,338,932	1,576,398
Add HEP segment sales and other revenues	127,731	135,895	370,392	401,143
Subtract corporate, other and eliminations	(159,486)	(195,755)	(484,932)	(564,491)
Sales and other revenues	$2,819,400	$4,424,828	$8,282,875	$13,104,690

Reconciliation of average refining segment operating expenses per produced barrel sold to total operating expenses

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average operating expenses per produced barrel sold	$6.83	$6.20	$6.65	$6.33
Times produced barrels sold (BPD)	407,280	485,500	414,140	459,440
Times number of days in period	92	92	274	273
Refining segment operating expenses	$255,918	$276,929	$754,604	$793,954
Add (subtract) rounding	161	(60)	8	127
Total refining segment operating expenses	256,079	276,869	754,612	794,081
Add lubricants and specialty products segment operating expenses	54,488	57,974	156,459	170,655
Add HEP segment operating expenses	40,003	44,924	109,721	123,045
Subtract corporate, other and eliminations	(18,074)	(34,189)	(56,592)	(77,359)
Operating expenses (exclusive of depreciation and amortization)	$332,496	$345,578	$964,200	$1,010,422

Reconciliation of net income (loss) attributable to HollyFrontier stockholders to adjusted net income attributable to HollyFrontier stockholders

Adjusted net income (loss) attributable to HollyFrontier stockholders is a non-GAAP financial measure that excludes non-cash lower of cost or market inventory valuation adjustments, gain on business interruption insurance settlement, long-lived asset and goodwill impairments, HEP's gain on sales-type leases, HEP's loss on early extinguishment of debt, severance costs, restructuring charges, Cheyenne Refinery LIFO inventory liquidation costs, decommissioning costs, acquisition integration and regulatory costs, incremental cost of products sold due to Sonneborn inventory value step-up and RINs cost reductions. We believe this measure is helpful to investors and others in evaluating our financial performance and to compare our results to that of other companies in our industry. Similarly titled performance measures of other companies may not be calculated in the same manner.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(In thousands, except per share amounts)
Consolidated
GAAP:
Income (loss) before income taxes	$27,918	$401,001	$(608,852)	$1,071,145
Income tax expense (benefit)	4,573	103,021	(188,504)	279,862
Net income (loss)	23,345	297,980	(420,348)	791,283
Less net income attributable to noncontrolling interest	25,746	36,167	63,353	79,500
Net income (loss) attributable to HollyFrontier stockholders	(2,401)	261,813	(483,701)	711,783

Non-GAAP adjustments to arrive at adjusted results:
Lower of cost or market inventory valuation adjustment	(62,849)	34,062	227,711	(150,483)
Gain on business interruption insurance settlement	(81,000)	—	(81,000)	—
Long-lived asset and goodwill impairments	—	—	436,908	152,712
HEP's gain on sales-type leases	—	—	(33,834)	—
HEP's loss on early extinguishment of debt	—	—	25,915	—
Severance costs	2,429	—	3,546	—
Restructuring charges	—	—	3,679	—
Cheyenne Refinery LIFO inventory liquidation costs	33,814	—	33,814	—
Decommissioning costs	12,309	—	12,309	—
Acquisition integration and regulatory costs	48	3,887	1,979	20,076
Incremental cost of products sold attributable to Sonneborn inventory value step-up	—	—	—	9,338
RINs cost reduction	—	(36,580)	—	(36,580)
Total adjustments to income (loss) before income taxes	(95,249)	1,369	631,027	(4,937)
Adjustment to income tax expense (1)	(26,907)	(14,818)	168,497	(36,553)
Adjustment to net income attributable to noncontrolling interest	(3,857)	—	70	—
Total adjustments, net of tax	(64,485)	16,187	462,460	31,616

Adjusted results - Non-GAAP:
Adjusted income before income taxes	(67,331)	402,370	22,175	1,066,208
Adjusted income tax expense (2)	(22,334)	88,203	(20,007)	243,309
Adjusted net income	(44,997)	314,167	42,182	822,899
Adjusted net income attributable to noncontrolling interest	21,889	36,167	63,423	79,500
Adjusted net income (loss) attributable to HollyFrontier stockholders	$(66,886)	$278,000	$(21,241)	$743,399
Adjusted earnings per share attributable to HollyFrontier stockholders - diluted (3)	$(0.41)	$1.68	$(0.13)	$4.39
Average number of common shares outstanding - diluted	162,015	165,011	161,927	169,125

(1)     Represents adjustment to GAAP income tax expense to arrive at adjusted income tax expense, which is computed as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(In thousands)

Non-GAAP income tax expense (2)	$(22,334)	$88,203	$(20,007)	$243,309
Subtract GAAP income tax expense (benefit)	4,573	103,021	(188,504)	279,862
Non-GAAP adjustment to income tax expense	$(26,907)	$(14,818)	$168,497	$(36,553)

(2)     Non-GAAP income tax expense is computed by a) adjusting HFC's consolidated estimated Annual Effective Tax Rate (“AETR”) for GAAP purposes for the effects of the above Non-GAAP adjustments b) applying the resulting Adjusted Non-GAAP AETR to Non-GAAP adjusted income before income taxes and c) adjusting for discrete tax items applicable to the period.
(3) Adjusted earnings per share attributable to HollyFrontier stockholders - diluted is calculated as adjusted net income attributable to HollyFrontier stockholders divided by the average number of shares of common stock outstanding assuming dilution.

Reconciliation of effective tax rate to adjusted effective tax rate

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(Dollars in thousands)
GAAP:
Income (loss) before income taxes	$27,918	$401,001	$(608,852)	$1,071,145
Income tax expense (benefit)	$4,573	$103,021	$(188,504)	$279,862
Effective tax rate for GAAP financial statements	16.4%	25.7%	31.0%	26.1%
Adjusted - Non-GAAP:
Effect of Non-GAAP adjustments	16.8%	(3.8)%	(121.2)%	(3.3)%
Effective tax rate for adjusted results	33.2%	21.9%	(90.2)%	22.8%

FOR FURTHER INFORMATION, Contact:

Richard L. Voliva III, Executive Vice President and
    Chief Financial Officer
Craig Biery, Vice President,
Investor Relations
HollyFrontier Corporation
214-954-6510